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                               WESTWOOD ONE, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (In thousands, except per share amounts)

                                                                                Fiscal Year Ended November 30,
                                                                           ----------------------------------------
                                                                              1993           1992           1991
                                                                           ---------       --------       --------
(Loss) from continuing operations for primary loss per share.............   $ (8,682)      $(21,397)      $(10,004)
     Add - Interest costs of convertible subordinated debentures,
        net of applicable income taxes...................................      -              -              2,794
                                                                            --------       --------       --------
(Loss) from continuing operations for fully diluted loss per share.......   $ (8,682)      $(21,397)      $ (7,210)
                                                                            ========       ========       ========
(Loss) from discontinued operations for primary and fully diluted
  loss per share.........................................................   $(15,227)      $ (2,721)      $ (6,778)
                                                                            ========       ========       ========
(Loss) before extraordinary gain for primary and fully diluted
  loss per share.........................................................   $(23,909)      $(24,118)      $(16,782)
     Add - Interest costs of convertible subordinated debentures,
        net of applicable income taxes...................................      -              -              2,794
                                                                            --------       --------       --------
(Loss) before extraordinary gain for fully diluted loss per share........   $(23,909)      $(24,118)      $(13,988)
                                                                            ========       ========       ========

Extraordinary gain for primary and fully diluted earnings per share......     -              -            $ 25,618
                                                                            ========       ========       ========

Net income (loss) for primary earnings (loss) per share..................   $(23,909)      $(24,118)      $  8,836
     Add - Interest costs of convertible subordinated debentures,
        net of applicable income taxes...................................      -              -              2,794
                                                                            --------       --------       --------
Net income (loss) for fully diluted earnings (loss) per share............   $(23,909)      $(24,118)      $ 11,630
                                                                            ========       ========       ========
Weighted average number of shares used in calculation of primary
 earnings (loss) per share...............................................     15,153         14,906         14,810
     Add - incremental shares composed of:
       Shares issuable upon conversion of 6 3/4%  convertible
         subordinated debentures.........................................      -              -              1,008
       Shares issuable upon conversion of 9%  convertible
         senior subordinated debentures..................................      -              -              8,424
                                                                            --------       --------       --------
Weighted average number of shares used in calculation of fully
 diluted earnings (loss) per share.......................................     15,153         14,906         24,242
                                                                            ========       ========       ========
Earnings (loss) per share:
  Primary:
    Continuing operations................................................   $   (.57)      $  (1.44)      $   (.67)
    Discontinued operations..............................................      (1.01)          (.18)          (.46)
                                                                            --------       --------       --------
    (Loss) before extraordinary gain.....................................      (1.58)         (1.62)         (1.13)
    Extraordinary gain...................................................      -              -               1.73
                                                                            --------       --------       --------
      Net income (loss)..................................................   $  (1.58)      $  (1.62)      $    .60
                                                                            ========       ========       ========
  Fully diluted:
    Continuing operations................................................   $   (.57)      $  (1.44)      $   (.30)
    Discontinued operations..............................................      (1.01)          (.18)          (.28)
                                                                            --------       --------       --------
    (Loss) before extraordinary gain.....................................      (1.58)         (1.62)          (.58)
    Extraordinary gain...................................................      -              -               1.06
                                                                            --------       --------       --------
      Net income (loss)..................................................   $  (1.58)      $  (1.62)      $    .48
                                                                            ========       ========       ========
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                                   EXHIBIT 11